UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2024
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 3, 2024 and March 4, 2024, Dell Technologies Inc. (the “Company”) issued an aggregate of 4,625,237 shares of the Company’s Class C common stock (the “Class C Common Stock”) upon conversion of the same number of shares of the Company’s Class B common stock (the “Class B Common Stock”) held by SL SPV-2, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P. and Silver Lake Technology Investors V, L.P. (collectively, the “Silver Lake Funds”). The Silver Lake Funds reported in filings with the Securities and Exchange Commission that the conversions of Class B Common Stock referred to above were effected in connection with various distributions by certain of the Silver Lake Funds of such shares, pro rata to their participants and, in some cases, sales of such shares by certain of the Silver Lake Funds and their affiliates.

In addition, on March 5, 2024, the Company issued 25,000,000 shares of Class C Common Stock upon conversion of the same number of shares of the Company’s Class A common stock (the “Class A Common Stock”) held by Michael S. Dell, the Chairman and Chief Executive Officer of the Company. The issuance of such shares of Class C Common Stock was made in part in connection with proposed open-market sales of 7,000,000 shares by Mr. Dell as reported in filings with the Securities and Exchange Commission. Prior to the conversion, Mr. Dell beneficially owned a total of 323,334,081 shares of Class A Common Stock and 15,412,241 shares of Class C Common Stock plus 3,549,014 shares of Class C Common Stock held by the Michael & Susan Dell Foundation. Mr. Dell’s beneficial ownership excludes 29,890,896 shares of Class A Common Stock and 1,380,000 shares of Class C Common Stock beneficially owned by Susan Lieberman Dell Separate Property Trust and Susan L. Dell, which he may be deemed to beneficially own.

As of January 11, 2024, before the foregoing conversions, the Company had 262,220,998 shares of Class C Common Stock outstanding.

Under the Company’s certificate of incorporation, any holder of Class A Common Stock or Class B Common Stock has the right, at any time and from time to time, to convert all or any of the shares of Class A Common Stock or Class B Common Stock held by such holder into shares of Class C Common Stock on a one-to-one basis. In addition, the shares of Class A Common Stock and Class B Common Stock are automatically convertible into shares of Class C Common Stock on a one-to-one basis upon certain transfers in the circumstances described in the certificate of incorporation. Each share of Class C Common Stock bears the same dividend and liquidation rights as one share of Class A Common Stock or Class B Common Stock.

The issuance of the shares of Class C Common Stock pursuant to the foregoing transactions was made without registration in reliance on the exemption from registration under the Securities Act of 1933 afforded by Section 3(a)(9) thereof. No commission or other remuneration was paid or given directly or indirectly for soliciting the exchange of such securities. It is expected that the issuance of any additional shares of Class C Common Stock upon any future optional or automatic conversion of shares of Class A Common Stock or Class B Common Stock also will be made without registration in reliance on the exemption from registration under the Securities Act of 1933 afforded by Section 3(a)(9) thereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2024	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
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